Exhibit 99.2

Corporate Relations One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	NEWS

December 19, 2007

WEBCAST ALERT:  PG&E CORPORATION ANNOUNCES CONFERENCE CALL WITH INVESTMENT COMMUNITY

San Francisco, December 19, 2007 / PR Newswire – FirstCall/ --  PG&E Corporation (NYSE: PCG) will hold a conference call for members of the financial community on December 21, 2007, at 8:30 a.m. PST / 11:30 a.m. EST.  Chairman, CEO, and President Peter Darbee and other members of senior management will provide an update on the Corporation’s financial outlook.

Topics:
•	Reaffirm 2007 and 2008 guidance for EPS from operations.
•	Initiate 2009 guidance for EPS from operations.
•	Reaffirm compound annual growth target for EPS from operations for 2007 through 2011.
•	Highlights and conclusions from completion of annual planning process.

When:	Friday, December 21, 2007 at 11:30 EST

Where:	http://www.pgecorp.com/investors/investor_info/conference/index.shtml

How:	Live over the Internet – logon to the Web address above.

Contact:	Corporate Relations 800-743-6397
Investor Relations    415-267-7080

If you are unable to participate during the live webcast, the call will be archived at http://www.pgecorp.com/investors/investor_info/conference/index.shtml for one year.

PG&E Corporation is an energy-based holding company headquartered in San Francisco, California.  With assets valued at $34 billion, its operations include electric and gas distribution, natural gas and electric transmission, and electric generation.  It is the parent company of Pacific Gas and Electric Company.  For more information, visit the Web site at http://www.pgecorp.com.

This press release contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2007, 2008, and 2009 earnings per share from operations, and targeted compound annual growth rate for earnings per share from operations over the 2007-2011 outlook period.  These statements are based on current expectations and various assumptions which management believes are reasonable, including, among others, that substantial capital investments are made in Pacific Gas and Electric Company’s (Utility) business over the 2007-2011 period, the Utility earns at least its authorized rate of return on equity on rate base, and the Utility’s ratemaking capital structure is maintained at 52 percent equity. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

▪ the Utility’s ability to timely recover costs through rates and manage capital and expense costs within authorized levels;
▪ the outcome of regulatory proceedings, including pending and future ratemaking proceedings at the California Public Utilities Commission (CPUC) and the Federal Energy Regulatory Commission;
▪ the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;
▪ the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;
▪ the potential impacts of climate change on the Utility’s electricity and natural gas businesses;
▪ changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology including the development of alternative energy sources, or other reasons;
▪ operating performance of the Utility’s Diablo Canyon nuclear generating facilities (Diablo Canyon), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;
▪ the ability of the Utility to maintain the cost efficiencies it has recognized from the completed initiatives to improve its business processes and customer service and the ability of the Utility to identify and successfully implement additional cost-efficiency measures;
▪ whether the Utility’s planned capital investment projects are completed within authorized cost amounts;
▪ the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;
▪ the impact of changing wholesale electric or gas market rules, including the California Independent System Operator’s new rules to restructure the California wholesale electricity market;
▪ how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;
▪ the extent to which PG&E Corporation or the Utility incur costs and liabilities in connection with litigation that are not recoverable through rates, from third parties, or through insurance recoveries;
▪ the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit;
▪ the impact of environmental laws and regulations and the costs of compliance and remediation;
▪ the effect of municipalization, direct access, community choice aggregation, or other forms of bypass; and
▪ other risks and factors disclosed in PG&E Corporation’s and the Utility’s  SEC reports.